UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

ONCOSEC MEDICAL INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ONCOSEC MEDICAL INCORPORATED
24 N. Main Street
Pennington, NJ 08534

October    , 2019

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of OncoSec Medical Incorporated (“OncoSec” or the “Company”), a Nevada corporation, to be held virtually on November    , 2019, at 10:00 a.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/ONCS2019SM, where you will be able to listen to the meeting live, submit questions and vote online.

At the Special Meeting, our stockholders will be asked to consider and vote on proposals to (i) approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b) and Nevada law, and in accordance with the Stock Purchase Agreements (the “Purchase Agreements”) by and between CGP, Sirtex, and the Company, dated October 10, 2019, and the ancillary agreements related thereto (the “Strategic Partner Stock Issuance Proposal”), (ii) approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock (the “Amendment Proposal”) and (iii) transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

In accordance with the rules and regulations of the Securities and Exchange Commission, beginning on or about October    , 2019, we are mailing a full set of our proxy materials to all of our stockholders of record and beneficial owners as of the record date.

Your vote is very important to us. Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. As an alternative to voting at the Special Meeting, you may vote via the Internet, by telephone, or by mailing the completed white proxy card. Voting by any of these methods will ensure your representation at the Special Meeting.

The Board recommends that the Company’s stockholders vote “FOR” the Strategic Partner Stock Issuance Proposal and “FOR” the Amendment Proposal.

The passing of the Amendment Proposal is necessary to complete the transactions contemplated under the Strategic Partner Stock Issuance Proposal. As a result, a vote against the Amendment Proposal is, in effect, a vote against the Strategic Partner Stock Issuance Proposal, and vice versa.

If you have any questions or need assistance voting, please contact Morrow Sodali, LLC, our proxy solicitor, by calling (toll-free) at (800) 662-5200, or via email at oncs@morrowsodali.com.

Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer, President and Director

Pennington, New Jersey

October    , 2019

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

ONCOSEC MEDICAL INCORPORATED
24 N. Main Street
Pennington, NJ 08534
(855) 662-6732

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November        , 2019

To the Stockholders of OncoSec Medical Incorporated:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the “Special Meeting”) of OncoSec Medical Incorporated, a Nevada corporation (“OncoSec” or the “Company”), will be held virtually on November    , 2019 at 10:00 a.m., Eastern Time, for the following purposes, which are further described in the accompanying proxy statement and related materials (the “Proxy Statement”):

1.	To consider and vote on a proposal to approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b) and Nevada law, and in accordance with the Stock Purchase Agreements (the “Purchase Agreements”) by and between CGP, Sirtex, and the Company, dated October 10, 2019, and the ancillary agreements related thereto (the “Strategic Partner Stock Issuance Proposal”).

2.	To consider and vote on a proposal to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock (the “Amendment Proposal”).

3.	To transact any other business that may properly come before the Special Meeting, or any adjournment or postponement thereof, by or at the direction of the Board of Directors of the Company.

The Board recommends that the Company’s stockholders vote “FOR” the Strategic Partner Stock Issuance Proposal and “FOR” the Amendment Proposal.

Only stockholders of record at the close of business on October    , 2019 are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. On or about October    , 2019, we expect to send our stockholders this Notice of Special Meeting of Stockholders and the accompanying Proxy Statement. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ONCS2019SM, where you will be able to listen to the Special Meeting live, submit questions and vote online. Whether or not you expect to attend the Special Meeting, please vote as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials or the  white proxy card you receive in the mail. If you fail to vote, or if your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against Proposal 1 and Proposal 2.

The passing of the Amendment Proposal is necessary to complete the transactions contemplated under the Strategic Partner Stock Issuance Proposal. As a result, a vote against the Amendment Proposal is, in effect, a vote against the Strategic Partner Stock Issuance Proposal, and vice versa.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON NOVEMBER      , 2019. THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

By order of the Board of Directors,

Daniel J. O’Connor

Chief Executive Officer, President and Director

Pennington, New Jersey
October    , 2019

ANNEX A: Opinion of Torreya Partners LLC

ANNEX B: Certificate of Amendment of Articles of Incorporation

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement and related materials (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of OncoSec Medical Incorporated, a Nevada corporation (the “Company,” “OncoSec,” “we,” “us” or “our”), for use at our special meeting of stockholders (the “Special Meeting”) to be held virtually on November    , 2019, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof. Stockholders are being asked to vote at the Special Meeting on the following proposals to: (i) approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b) and Nevada law, and in accordance with the Stock Purchase Agreements (the “Purchase Agreements”) by and between CGP, Sirtex, and the Company, dated October 10, 2019, and the ancillary agreements related thereto (the “Strategic Partner Stock Issuance Proposal”), (ii) approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock (the “Amendment Proposal”), and (iii) transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

Your vote is very important. Accordingly, beginning on or about October    , 2019, we are mailing a full set of our proxy materials to all of our stockholders of record and beneficial owners as of October     , 2019 (the “Record Date”).

QUESTIONS AND ANSWERS

The following questions and answers address briefly some questions you may have regarding the proposals for the Special Meeting. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to and/or incorporated by reference in this Proxy Statement, which you should read carefully in their entirety, as well as any amendments thereto or other related documents filed with the SEC. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under “Where You Can Find Additional Information” beginning on page 22.

Q:	Why am I receiving this Proxy Statement?

A.

You are receiving this Proxy Statement and white proxy card or voting instruction form because you own shares of our common stock. This Proxy Statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares with respect to such matters.

Q:	When is the Special Meeting?

A.	The Special Meeting will be held at 10:00 a.m., Eastern Time, on November , 2019.

Q:	Where will the Special Meeting be held?

A.	The Special Meeting will be conducted completely online via the Internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/ONCS2019SM. To access the Special Meeting, you will need the 16 digit control number included on your white proxy card or on your voting instruction form. We encourage you to access the meeting before the start time of 10:00 a.m., Eastern Time, on November , 2019. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on November , 2019.

Q:	What is the purpose of the Special Meeting?

A.

At the Special Meeting, our stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders (the “Notice”) accompanying this Proxy Statement, including the following proposals: (1) to approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“CGP”) and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b) and Nevada law, and in accordance with the Stock Purchase Agreements (the “Purchase Agreements”) by and between CGP, Sirtex, and the Company, dated October 10, 2019, and the ancillary agreements related thereto, (2) to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock (the “Amendment Proposal”), and (3) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof. The Board recommends that the Company’s stockholders vote “FOR” the Strategic Partner Stock Issuance Proposal and “FOR” the Amendment Proposal.

Q:	How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q:	Who is entitled to vote at the Special Meeting?

A.	Only stockholders of record at the close of business on October , 2019, which we refer to as the Record Date, are entitled to receive notice of the Special Meeting and to vote the shares that they held on that date at the Special Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning October , 2019, at our offices located at 24 N. Main Street, Pennington, NJ 08534, between the hours of 10:00 a.m. and 5:00 p.m., Eastern Time, each business day.

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Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed  white proxy card, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to attend and vote your shares at the Special Meeting.

Q:	What if I have technical difficulties or trouble accessing the virtual Special Meeting?

A.	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ONCS2019SM, or at www.proxyvote.com. Technical support will be available starting at 9:45 a.m. Eastern Time on November , 2019.

Q:	Why is the Special Meeting a virtual, online meeting?

A.	By conducting our Special Meeting solely online via the Internet, we eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual Special Meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world, and improve our ability to communicate more effectively with our stockholders during the Special Meeting.

Q:	How may I vote my shares at the virtual Special Meeting?

A.	If you hold shares of OncoSec Medical Incorporated common stock as the stockholder of record, or if you are a beneficial owner and hold shares of OncoSec Medical Incorporated common stock in street name, you have the right to vote those shares at the Special Meeting. In order to vote your shares during the Special Meeting, whether you hold your shares of record or in street name, please follow the instructions at www.virtualshareholdermeeting.com/ONCS2019SM. You will need the 16 digit control number provided on your white proxy card and voting instruction form. Even if you plan to attend the virtual Special Meeting, you should submit a white proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Special Meeting.

Q:	How may I vote my shares without attending the Special Meeting?

A.

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by Internet, telephone or by mail. Please refer to the summary instructions below and those included on your  white proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

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By Internet — If you have internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.” You may also access the proxy materials and voting instructions over the Internet via the web address provided on the “Important Notice Regarding the Availability of Proxy Materials.” To access the materials and to submit your proxy or voting instructions, you will need the 16 digit control number provided on the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions on the Notice or on the proxy voting website.

By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the white proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Mail — You may authorize your proxy by signing your white proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q:	What is a proxy?

A.	A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Special Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Daniel J. O’Connor, our Chief Executive Officer, President and Director, and Sara M. Bonstein, our Chief Financial Officer, Chief Operating Officer and Corporate Secretary, as your proxies. Mr. O’Connor and/or Ms. Bonstein may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:	How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the Strategic Partner Stock Issuance Proposal and (ii) “FOR” the Amendment Proposal. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Special Meeting.

Q:	Can I change my vote after I return my white proxy card?

A.	Yes. You may revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Sara M. Bonstein, at 24 N. Main Street Pennington, NJ 08534 (so long as we receive such notice no later than the close of business on the day before the Special Meeting);

●	You may submit a later dated white proxy card or vote again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

●	You may attend the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/ONCS2019SM. To vote, you will need the 16 digit control number provided on your white proxy card and voting instruction form. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

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Q:	Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q:	How are votes counted?

A.	Before the Special Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the Special Meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Special Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will not be treated as present for purposes of determining the existence of a quorum at the Special Meeting. Additionally, they will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange, which govern voting matters at the Special Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

Both the Strategic Partner Stock Issuance Proposal and the Amendment Proposal are not considered to be “routine” matters. Brokers that hold your shares therefore do not have discretionary authority to vote your shares on this matter unless they receive instructions from you on those matters. A failure to instruct your broker on how to vote your shares will be considered a vote against the Strategic Partner Stock Issuance Proposal and the Amendment Proposal.

Q:	What constitutes a quorum at the Special Meeting?

A.	The presence at the Special Meeting, by proxy or in person, of the holders of a majority of the shares issued and outstanding on the Record Date will constitute a quorum, thereby permitting the stockholders to conduct business at the Special Meeting. Abstentions, votes withheld, and broker or nominee non-votes will not be included in the calculation of the number of shares considered present at the Special Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Special Meeting, the meeting may be adjourned to another date. If an adjournment is for more than 30 days or a new Record Date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q:	What vote is required to approve the issuance of 10,000,000 shares of common stock to CGP and 2,000,000 shares of common stock to Sirtex for purposes of Nasdaq Listing Rule 5635 and Nevada law, pursuant to the Purchase Agreements by and between CGP, Sirtex, and the Company, dated October 10, 2019, and the ancillary agreements thereto?

A.

The affirmative vote of a majority of the total votes cast is required to approve the issuance of 10,000,000 shares of common stock to CGP and 2,000,000 shares of common stock to Sirtex. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will not count as votes cast.

Q:	What vote is required to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock?

A.	The affirmative vote of a majority of the common stock outstanding is required to approve the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will have the same effect as a negative vote.

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Q:	Do I need to vote in favor of both Proposal 1 and Proposal 2 in order for the 10,000,000 shares of common stock to CGP and 2,000,000 shares of common stock to Sirtex to be issued?

A.	Yes. Stockholders must approve both Proposal 1 and Proposal 2 in order for the issuance of shares to both CGP and Sirtex to take effect.

Q:	How can I find out the results of the voting at the Special Meeting?

A.	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (“SEC”), within four business days after the Special Meeting.

Q:	Who is paying for this proxy solicitation?

A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, we have retained Morrow Sodali LLC, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of $75,000 plus out-of-pocket expenses. Proxies may be solicited by mail, email, telephone, facsimile or via the Internet by Morrow Sodali LLC or, without additional compensation, by certain of our directors, officers and employees.

Q:	Who can help answer any other questions I might have?

A.

If you have more questions about the Strategic Partner Stock Issuance Proposal or the Amendment Proposal, or require assistance in submitting your proxy or voting your shares of the Company’s common stock or need additional copies of the Proxy Statement or the enclosed white proxy card, please contact Morrow Sodali, LLC, which is acting as the proxy solicitation agent for OncoSec in connection with the Special Meeting.

If your broker, bank or other nominee holds your shares of the Company’s common stock in “street name”, you should also call your broker, bank or other nominee for additional information.

Our proxy solicitor may be contacted at (800) 662-5200, or via email at oncs@morrowsodali.com.

Q:	How can I obtain a copy of our annual report on Form 10-K?

A.	We have filed our annual report on Form 10-K for the fiscal year ended July 31, 2018 with the SEC. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our Corporate Secretary, Sara M. Bonstein. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

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Tabulation of Votes

The inspector of elections of the Special Meeting will tabulate the votes of our stockholders. All shares entitled to vote and represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) that are received before the voting deadlines described under “How to Cast or Revoke Your Vote—Voting Deadlines” below and are not revoked or superseded will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. If such a properly submitted and unrevoked proxy does not provide voting instructions on a proposal, then the shares represented by the proxy will be voted on the proposal at the Special Meeting by the proxy holders named in the proxy in accordance with the recommendations of our Board as described in this Proxy Statement. If the Special Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Special Meeting, and stockholders will retain the right to change or revoke any such proxy until it is actually voted at the adjourned or postponed Special Meeting.

How to Cast or Revoke Your Vote

Stockholders of Record

You are a stockholder of record if your shares are registered directly in your name with Nevada Agency and Transfer Company, our transfer agent. If you were a stockholder of record at the close of business on the Record Date for the Special Meeting, you may vote by submitting your proxy via the Internet, by telephone or through the mail. To vote via the Internet, follow the instructions and go to the internet address stated on your white proxy card. To vote by telephone, call the number stated on your white proxy card. If you have received a white proxy card in the mail and wish to vote by mail, simply mark your white proxy card, date and sign it, and return it in the postage-prepaid envelope. If you have received a white proxy card in the mail and wish to vote by mail, simply mark your white proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed white proxy card to the following address: OncoSec Medical Incorporated, c/o Proxy Services, 51 Mercedes Way, Edgewood, New York 11717.

As a stockholder of record, you are entitled to revoke your proxy at any time before it is voted at the Special Meeting. A proxy may be revoked by submitting a later-dated vote at the Special Meeting, via the Internet, by telephone or by mail, or by delivering to us a written notice of revocation. A later-dated proxy may be submitted by any of the voting methods described above, and a written notice of revocation may be sent to OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534, or hand-delivered to our Secretary at or before the voting at the Special Meeting.

Beneficial Owners

You are a beneficial owner of shares held in street name if your shares are held by a broker or other nominee and not in your name. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares held in your account as of the Record Date for the Special Meeting. You should receive voting instructions from the broker or other nominee that holds your shares, and you should follow these instructions in order to direct your broker or other nominee on how to vote your shares. The availability of various voting methods for beneficial owners, including voting via the Internet, by telephone or by mail, will depend on the voting processes of each broker or other nominee. If you are a beneficial owner of shares held in street name, you may vote your shares at the Special Meeting only if you obtain a legal proxy from the broker or other nominee holding your shares that gives you the right to vote the shares.

Beneficial owners of shares held in street name should follow the instructions provided by their broker or other nominee regarding how to revoke a previously submitted proxy. A failure to instruct your broker on how to vote your shares will be considered a vote against the Strategic Partner Stock Issuance Proposal and the Amendment Proposal.

Voting Deadlines

The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on November    , 2019, the day before the Special Meeting. Stockholders may also vote by attending the Special Meeting and voting their shares during the meeting. Stockholders who submit a proxy via the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or internet service providers, and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the Internet or by telephone need not return a white proxy card or the form provided by your broker or other nominee.

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YOUR VOTE IS VERY IMPORTANT!

We recommend that you promptly submit your proxy, even if you plan to attend the virtual Special Meeting.

Attending the Special Meeting

All stockholders that owned our common stock at the close of business on the Record Date for the Special Meeting, or their duly appointed proxies, may attend the virtual Special Meeting. Whether or not you plan to attend our virtual Special Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. Submitting your vote prior to the Special Meeting will not affect your right to vote at the Special Meeting if you decide to attend; however, your attendance at the Special Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. You will be able to revoke a previously submitted proxy at the Special Meeting by visiting www.virtualshareholdermeeting.com/ONCS2019SM, where you will be able to listen to the meeting live, submit questions and vote online.

Proxy Solicitation Costs

The accompanying proxy is solicited on behalf of the Board. We will pay for the cost of preparing, assembling, printing and mailing the proxy materials for the Special Meeting to our stockholders, as well as the cost of soliciting proxies for the Special Meeting. We may request brokers and other nominees holding shares in their names that are beneficially owned by others to solicit proxies for the Special Meeting from these beneficial owners, and we will reimburse these brokers and other nominees for their reasonable out-of-pocket expenses regarding these solicitations. Additionally, we have retained Morrow Sodali LLC, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of $75,000, plus out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, facsimile or via the Internet by Morrow Sodali LLC or, without additional compensation, by certain of our directors, officers and employees.

Householding

The SEC has adopted rules that allow a company to deliver a single set of proxy materials, and/or a complete copy of the proxy statement and white proxy card to multiple stockholders who share the same address, unless contrary instructions have been received from a stockholder. This method of delivery, known as “householding,” permits companies to realize cost savings, reduces the amount of duplicate information stockholders receive and reduces the environmental impact of printing and mailing these materials to stockholders. We have adopted householding for the Special Meeting, and as a result, stockholders sharing an address will receive only one copy of our proxy materials. Upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of the proxy materials for the Special Meeting to any stockholder at a shared address to which we have delivered a single copy of these materials. In addition, stockholders who share an address and receive a single copy of our proxy materials for the Special Meeting may submit a request to receive multiple copies of these materials for future special and annual meetings of our stockholders, and stockholders who share an address and receive multiple copies of our proxy materials for the Special Meeting may request to receive a single copy of these materials for our future meetings of stockholders. Any such requests should be directed to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

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PROPOSAL 1: APPROVAL OF THE STRATEGIC PARTNER STOCK ISSUANCE PROPOSAL

Background and Overview

The Board regularly reviews and evaluates, with the Company’s management team, the Company’s business strategies, operational and financial performance, industry conditions and potential opportunities and challenges, all as part of its consideration and evaluation of the Company’s prospects and its goal of enhancing stockholder value. As part of these efforts, the Board and the Company’s management team have considered and reviewed the Company’s strategic direction and business objectives. As part of such efforts, in March 2019, the Company engaged Torreya Partners LLC (“Torreya”) as a financial advisor to assist the Company with, among other things, analyzing and evaluating the Company’s business and operations and identifying and screening prospective acquirors or partners. In connection with the Board’s consideration of the Purchase Agreements and the transactions contemplated thereby, following numerous conversations and exchanges of draft documentation between July and October 2019 among CGP, Sirtex and the Company, the parties agreed to a stock purchase transaction whereby CGP and Sirtex together would purchase 12,000,000 newly-issued shares of OncoSec stock at a price of $2.50 per share, and a licensing arrangement with CGP and Sirtex, allowing CGP to market and sell TAVO™ in certain Asian countries in exchange for royalties payable to the Company. On October 7, 2019 Torreya rendered a fairness opinion to the Board with respect to the fairness, from a financial point of view, of the consideration to be received in connection with the Closing (as defined below). A full copy of this fairness opinion is attached to this Proxy Statement as Annex A, and further described below under the subheading Opinion of Torreya Partners LLC. The Board believes, based on its consideration of the factors described below, that the Purchase Agreements, related agreements and the transactions contemplated therein, are advisable, fair to and in the best interests of the Company’s stockholders.

In evaluating the proposed Purchase Agreements and the transactions contemplated thereby, the Board consulted with members of the Company’s senior management and its legal and financial advisors, among others, and considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):

●	the fact that, as a condition to the closing of the Purchase Agreements and the transactions contemplated thereby (the “Closing”), the Strategic Partner Stock Issuance Proposal must be adopted by our stockholders, which allows for an informed vote by the stockholders on the merits of the Purchase Agreements;

●	recent and historical market prices for our common stock, as compared to the per share consideration under the Purchase Agreements, including the fact that $2.50 per share at the Closing represents an approximate premium of 52% over the trading price for our common stock on October 9, 2019, the last trading day before the announcement of the initial offer;

●	the purchase price of $2.50 per share is approximately a 25% premium to the average share price over the last 20 trading days as of October 9, 2019;

●	the ability to provide an offer to buy the remaining shares of the Company at the greater of $4.50 per share or 110% of the last closing stock price for the common stock on the date prior to CGP delivering written notice to the Company of its intent to exercise such option along with a proposal on all other material terms;

●

the fact that the license agreement will help the Company access new markets in the relevant Asian countries by partnering with CGP, which has a strong presence in China and is well positioned to access the other relevant markets in the Territory;

●	the belief that, after a thorough review of strategic alternatives and discussions with its financial advisors and legal counsel, as well as the Company’s management team’s discussions with CGP and Sirtex senior management, the transactions contemplated by the Purchase Agreements, and related ancillary agreements, are most likely to create greater long-term value for the Company’s stockholders considering the risk and certainty of other potential strategic alternatives that may have been available to the Company;

●	the Company’s business and operations and its current and historical financial condition and results of operations;

●	recent positive results from clinical tests of the Company’s products, especially TAVO™, showing possible promise if further development and testing were continued, the associated costs required considering the Company’s cash runway and potential dilution to stockholders to advance such development if the Company were to raise capital in the public markets in lieu of the transactions contemplated in the Purchase Agreements; and

●	the parties’ obligations to complete the Purchase Agreements, and the commitment by the Company, CGP and Sirtex, subject to the terms of the Purchase Agreements, to use their reasonable best efforts to take or cause to be taken all actions to consummate the transactions contemplated under the Purchase Agreements.

The Board also considered a variety of potentially negative factors in its deliberations concerning the Purchase Agreements and the transactions contemplated thereby, including, but not limited to, the following (not necessarily in order of relative importance):

●	the fact that the Company is prohibited from soliciting, proposing, facilitating or encouraging submissions or announcements, or which would reasonably be expected to lead to the making, submissions or announcements, of any alternative transactions;

●	the fact that CGP’s and Sirtex’s obligations to consummate the Purchase Agreements are subject to certain conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside our control, including stockholder approval;

●	the possibility that our directors and officers will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Purchase Agreements;

●	a possible reduction or dilution in the current management team’s or Board’s future control and decision-making by adding CGP and Sirtex-appointed directors to the Board;

●	the possibility that the trading price of our common stock may significantly decrease in the future; and

●	the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Purchase Agreements, regardless of whether the Purchase Agreements are consummated.

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A summary of the transactions and the related agreements in connection with this proposal are summarized below. Copies of the related agreements including the Purchase Agreements and ancillary documents have been filed as exhibits to our Current Report on Form 8-K, filed with the SEC on October 11, 2019. You are encouraged to review the full text of the foregoing agreements, which are incorporated by reference herein.

Opinion of Torreya Partners LLC

The Company engaged Torreya in connection with the Purchase Agreements and the transactions contemplated thereby, to render an opinion to the Company’s Board of Directors with respect to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the Closing. Torreya is a leading investment banking firm providing a full range of financial advisory services to life sciences companies on a global basis, and, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, private placements, strategic partnerships, and other purposes. Torreya was selected to act as the Company’s financial advisor because of its qualifications, expertise and reputation in investment banking in mergers and acquisitions and strategic partnerships generally and in the biotechnology industry specifically, as well as its familiarity with the business of the Company. During the two-year period prior to the date of Torreya’s opinion, except for Torreya’s current engagement, no material relationship existed between Torreya or any of its affiliates and the Company pursuant to which compensation was received by Torreya or its affiliates.

During the two-year period prior to the date of Torreya’s opinion, no material relationship existed between Torreya or any of its affiliates and CGP or Sirtex pursuant to which compensation was received by Torreya or its affiliates. Torreya may provide financial advisory and other services to or with respect to the Company, CGP, Sirtex, or their respective affiliates in the future, for which Torreya may receive compensation. Certain (i) of Torreya’s and its affiliates’ directors, officers, members and employees, or family members of such persons, and (ii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, CGP, Sirtex, or any of their respective affiliates, or any other party that may be involved in the transactions contemplated by the Purchase Agreements.

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On October 7, 2019, at a meeting of the Company’s Board of Directors held to evaluate the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby, Torreya rendered to the Company’s Board of Directors an opinion, dated October 7, 2019, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received by the Company at the Closing was fair, from a financial point of view, to the Company. The consideration for the transactions contemplated by the Purchase Agreements was determined through arm’s length negotiations between the Company and CGP and Sirtex and was approved by the Company’s Board. Torreya provided advice to the Company during these negotiations. Torreya did not, however, recommend any specific consideration to the Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the transactions contemplated by the Purchase Agreements.

The full text of Torreya’s written opinion, dated October 7, 2019, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this Proxy Statement as Annex A and is incorporated by reference in its entirety. Torreya’s opinion was provided to the Company’s Board of Directors in connection with its evaluation of the consideration to be received by the Company from a financial point of view and did not address any other aspect of the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby. Torreya’s opinion did not address the underlying business decision of the Company, the relative merits of the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby, or any related transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby. This summary of Torreya’s opinion is qualified in its entirety by reference to the full text of its opinion.

In connection with this opinion, Torreya:

a)	Reviewed the financial terms and conditions of the Purchase Agreements;
b)	Reviewed certain publicly available historical business and financial information relating to the Company;
c)	Reviewed and discussed with the Company’s management certain non-public projected financial and operating data relating to the Company prepared and furnished to Torreya by management of the Company (the “Management Forecast”);
d)	Reviewed financial terms of certain private investment in public equity (“PIPE”) transactions that Torreya deemed relevant;
e)	Reviewed public information and trading multiples of certain other companies that Torreya deemed relevant; and
f)	Conducted such other financial analyses and investigations and considered such other factors that Torreya deemed appropriate.

Summary of Torreya Financial Analyses

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Torreya’s opinion, dated October 7, 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Torreya, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Torreya. Torreya may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Torreya’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Torreya. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Torreya’s financial analyses and its opinion.

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In performing its analyses, Torreya made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the transactions contemplated by the Purchase Agreements. None of the Company, CGP, Sirtex, Torreya or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed as of October 4, 2019 (the last trading day before Torreya’s written opinion), and is not necessarily indicative of current market conditions. The implied per share equity value ranges described below were based on the Company’s fully diluted outstanding shares calculated on a treasury stock method basis (taking into account outstanding in-the-money options, Company warrants, Company RSUs, and other convertible securities) based on information provided by the Company.

Selected Public Companies Analysis

Torreya reviewed and compared certain financial information for the Company to corresponding financial information for the following publicly traded biopharmaceutical companies that Torreya deemed comparable, based on its experience and professional judgment, to the Company:

●	Adaptimmune Therapeutics plc
●	Gamida Cell Ltd.
●	Sesen Bio, Inc.
●	Idera Pharmaceuticals, Inc.
●	CTI BioPharma Corp.
●	Vascular Biogenics Ltd.
●	Celsion Corporation
●	SELLAS Life Sciences Group, Inc.
●	Bio-Path Holdings, Inc.
●	Cellectar Biosciences, Inc.
●	Soligenix, Inc.
●	Genprex, Inc.

Although none of the selected companies is directly comparable to the Company, the companies listed above were chosen by Torreya, among other reasons, because they are publicly traded biopharmaceutical companies with certain operational, business and/or financial characteristics that, for purposes of Torreya’s analysis, may be considered similar to those of the Company.

Torreya calculated and compared forward revenue multiples for the selected companies based on information it obtained from public filings and other data sources. With respect to each of the selected companies, Torreya calculated enterprise value, calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, RSUs, PSUs and other convertible securities), plus the book value of debt and certain liabilities less cash and cash equivalents, as a multiple of Wall Street research analyst estimated revenue for calendar year 2024.

The results of this analysis are summarized as follows:

($ in millions)	Enterprise Value	Enterprise Value / 2024E Revenue Multiple
75th Percentile	$26	0.20	x
Median	$9	0.10	x
25th Percentile	$3	0.02	x

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Based on this analysis and other considerations that Torreya deemed relevant in its professional judgment, Torreya (i) took the range of enterprise values between $3 million and $26 million derived from the selected companies, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company), of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company shares of approximately $1.76 to $3.85, and (ii) applied a multiple of 0.02x to 0.20x derived from the selected companies to the Company’s estimated fiscal year 2024 revenue of $76 million under the Management Forecast, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company) of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company’s shares of approximately $1.62 to $2.85. Torreya then compared these ranges to the $2.50 per share consideration in the Purchase Agreements.

Selected PIPE Transactions Analysis

Torreya reviewed and analyzed certain financial information relating to selected PIPE transactions involving publicly traded biopharmaceutical companies that Torreya, based on its experience and judgment as a financial advisor, deemed relevant to consider in relation to the Company and the transactions contemplated by the Purchase Agreements. These transactions were:

Date Announced	Company	Investor Type
Jul-19	Solid Biosciences Inc.	Financial
Jul-19	Vaccinex, Inc.	Financial
Jun-19	Synlogic, Inc.	Strategic
Mar-19	Aileron Therapeutics, Inc.	Financial
Feb-19	Genocea Biosciences, Inc.	Financial
Jan-19	Alpine Immune Sciences, Inc.	Financial
Dec-18	Agenus Inc.	Strategic
Dec-18	Soleno Therapeutics, Inc.	Financial
Dec-18	vTv Therapeutics Inc.	Financial
Aug-18	Exicure, Inc.	Financial
May-18	MEI Pharma, Inc.	Financial
Mar-18	TRACON Pharmaceuticals, Inc.	Financial
Mar-18	CASI Pharmaceuticals, Inc.	Financial
Mar-18	Athersys, Inc.	Strategic
Dec-17	Soleno Therapeutics, Inc.	Financial
Dec-17	vTv Therapeutics Inc.	Financial
Nov-17	Leap Therapeutics, Inc.	Financial
Oct-17	Cidara Therapeutics, Inc.	Financial
Oct-17	ArQule, Inc.	Financial
Aug-17	Aevi Genomic Medicine, Inc.	Financial
Mar-17	Gemphire Therapeutics Inc.	Financial
Mar-17	Kadmon Holdings, Inc.	Financial

No company or transaction used in this analysis is identical or directly comparable to the Company or the transactions contemplated by the Purchase Agreements. The companies included in the selected transactions above were selected, among other reasons, because they have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of the Company. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected PIPE transactions analysis. This analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, investment into or other values of the selected companies and the Company.

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Financial data for the PIPE transactions were based on publicly available information at the time of the announcement that Torreya obtained from public filings and other data sources. Using publicly available information, Torreya calculated, for each selected transaction, the premium or discount, implied by the purchase price of common equity in the PIPE transactions, relative to the Company’s 30-day volume weighted average price (“30-Day VWAP”) prior to the announcement of the transaction.

The results of this analysis are summarized as follows:

	Premium / (Discount) Relative to 30-Day VWAP
	All Investors	Strategic Investors
75th Percentile	6.8%	17.4%
Median	(1.3)%	16.3%
25th Percentile	(10.6)%	13.7%

Based on this analysis and other considerations that Torreya deemed relevant in its professional judgment, Torreya applied a range of premium or discount (i) between (10.6%) and 6.8% derived from the selected transactions involving all investors, to the Company’s 30-Day VWAP prior to October 4, 2019 (the last trading day before Torreya’s written opinion), of $2.05, which resulted in an implied per share equity value range for the shares of approximately $1.83 to $2.19, and (ii) between 13.7% and 17.4% derived from the selected transactions involving strategic investors, to the Company’s 30-Day VWAP prior to October 4, 2019 (the last trading day before Torreya’s written opinion), of $2.05 per share, which resulted in an implied per share equity value range for the Company’s shares of approximately $2.33 to $2.41. Torreya then compared these ranges to the $2.50 per share consideration in the Purchase Agreements.

Probability-Adjusted Discounted Cash Flow Analysis

Torreya performed a discounted cash flow analysis of the Company based on the Management Forecast. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Torreya derived the forecasted fully-taxed probability adjusted unlevered free cash flows of the Company, calculated based on EBIT during the period beginning on December 1, 2019, and ending on July 31, 2031 (which estimated EBIT are included in the Management Forecast) applied a 65% probability of success in the United States (the “U.S.”) and a 60% probability of success in the European Union (the “EU”) as provided by the Company, a cash tax rate of 21% in the U.S. and a cash tax rate of 22.5% in the EU without assuming the potential utilization of federal net operating losses and credits (as instructed by the Company given the lack of any analysis conducted by the Company as to the limitation of such utilization), and an implied terminal value of the Company, assuming that the Company’s unlevered free cash flows would decline in perpetuity after July 31, 2031. The Management Forecast was prepared by Company management through 2029 and the extension to 2031 was subsequently derived based on discussion between the Company and Torreya to allow for forecast through the earliest possible loss of exclusivity.

The unlevered free cash flows were then discounted to present values using a range of discount rates from 20.0% to 24.0% using a mid-year convention. This range of discount rates was based on Torreya’s analysis of the Company’s weighted average cost of capital. In performing its discounted cash flow analysis, Torreya assumed (i) a terminal value based on a negative terminal growth rate of (30%) – (10%); (ii) an equity raise of $45 million over the next two years to fund development and potential commercialization at a price of $1.60/share, as set forth in the Management Forecast, and the present value of the estimated costs associated with such equity raise set forth in the Management Forecast, and (iii) estimated net cash of $16 million as of November 30, 2019. Torreya then divided the results of each of the foregoing calculations by the Company’s fully-diluted shares outstanding, taking into account the expected dilution associated with the assumed equity raise.

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This analysis resulted in the implied per shares equity value range for the Company’s shares of $1.44 to $1.90. Torreya then compared this range to the $2.50 per share consideration in the Purchase Agreements.

Other Factors

Torreya noted for the Board certain additional factors solely for informational purposes, including, among other things, the following:

●	Historical closing trading prices of the Company’s shares during the 52-week period ended October 4, 2019 (the last trading day before Torreya’s written opinion), which reflected low and high stock closing prices for the Company’s shares during such period of approximately $1.84 to $19.10 per share.

●	Stock price targets for the Company’s shares in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for the Company ranging from $8.00 to $10.00 per share. Torreya noted that all analyst price targets include revenue from triple-negative breast cancer indication, which is not included in the Management Forecast.

●	An analysis of selected precedent M&A transactions involving publicly traded biopharmaceutical companies for which Wall Street research analyst estimated peak revenue was available. Using publicly available information, Torreya calculated, for each selected transaction, the transaction value (calculated as the offer value of common equity determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, RSUs, PSUs and other convertible securities, plus the book value of debt and certain liabilities less cash and cash equivalents (“Upfront Value”) and including the risk-adjusted present value of any contingent consideration, as disclosed by the acquirer (“Fair Value”)) implied for each target company based on the consideration payable in the applicable selected transaction as a multiple of the target company’s Wall Street research analyst estimated peak revenue. Torreya applied: (i) 0.24x to 0.53x of the estimated peak revenue multiples derived from the selected transactions based on Upfront Value, to the Company’s estimated fiscal year 2031 revenue of $123 million under the Management Forecast, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company) of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company’s shares of approximately $4.24 to $7.06, and (ii) applied 0.34x to 0.71x of the estimated peak revenue multiples derived from the selected transactions based on Fair Value, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company) of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company’s shares of approximately $5.31 to $9.65.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Torreya did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Torreya made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In connection with Torreya’s services as financial advisor to the Company with respect to the transactions contemplated by the Purchase Agreements, the Company agreed to pay Torreya a fee of $300,000, payable upon the rendering of the opinion, and a fee of $1,200,000, payable upon consummation of the transactions contemplated by the Purchase Agreements. The Company also agreed to reimburse Torreya for certain expenses incurred in connection with Torreya’s engagement and to indemnify Torreya and certain related persons under certain circumstances against various liabilities that may arise from or be related to Torreya’s engagement, including certain liabilities under United States federal securities laws.

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Strategic Partners

In connection with, but not necessarily conditioned on, Proposal 1, the Company will enter into strategic partnerships with CGP, through its wholly owned subsidiary Grand Decade Developments Limited, and Sirtex. The Board believes that these strategic partnerships will position the Company to leverage the experiences, insights and resources of both CGP and Sirtex as the Company seeks to gain regulatory approval for TAVO™ and introduce it into a wider range of global markets.

About China Grand Pharmaceutical and Healthcare Holdings Limited

CGP is a public company listed on the Hong Kong stock exchange with a market capitalization of approximately $1.8 billion USD. CGP develops, manufactures and distributes pharmaceutical products and medical devices to retailers and medical organizations. CGP currently distributes its products to approximately 6,000 hospitals and approximately 30,000 pharmacies and has a sales team of more than 2,000 employees. CGP also has significant experience in R&D and product commercialization in China. Such experience dealing with the relevant Chinese regulatory bodies makes CGP, through its wholly-owned subsidiary, Grand Decade Developments Limited, an ideal strategic partner for OncoSec as the Company seeks to gain regulatory approval to introduce TAVO™ to the Chinese market. CGP’s Grand Decade Developments Limited offices are located at Unit 3302, The Center, 99 Queen’s Road Central, Hong Kong. For more information, visit www.chinagrandpharm.com.

About Sirtex Medical US Holdings, Inc.

Sirtex is a global healthcare business company with offices in the U.S., Australia, Europe and Asia, working to improve outcomes in people with cancer. The Company’s current lead product is a targeted radiation therapy for liver cancer called SIR-Spheres® Y-90 resin microspheres. More than 100,000 doses have been supplied to treat patients with liver cancer at more than 1,000 medical centers in over 40 countries. Sirtex’s global focus on drug development makes it a natural partner for OncoSec as it looks to develop and introduce TAVO™ into markets around the world. Sirtex’s offices are located at 300 Unicorn Park Drive, Woburn, MA 01801. For more information, visit www.sirtex.com.

Overall Effect of the Proposal

If each of Strategic Partner Stock Issuance Proposal and the Amendment Proposal is approved, it will, pending all closing conditions being met in the Purchase Agreements, result in an increase of 12,000,000 shares of our common stock outstanding, and, as a result, current stockholders who are not a party to the Purchase Agreements would own a smaller percentage of our outstanding common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of our common stock. A further description of the impact and result of the Strategic Partner Stock Issuance Proposal and the Amendment Proposal being approved is described below.

The Purchase Agreements

On October 10, 2019, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with each of CGP and Sirtex pursuant to which the Company agreed to sell and issue to CGP and Sirtex 10,000,000 shares and 2,000,000 shares, respectively, of the Company’s common stock at a purchase price of $2.50 per share, which is approximately a 25% premium to the average share price over the last 20 trading days as of October 9, 2019. The Purchase Agreements may be terminated if the Closing does not occur on or before March 31, 2020, or earlier as described further in the Purchase Agreements.

Pursuant to the Purchase Agreements, the Company agreed to use its reasonable best efforts to solicit the approval of the Company’s stockholders for the issuance of all the common stock contemplated in the Purchase Agreements (the “Company Stockholder Approval”) at a special meeting of stockholders. The Company is also seeking to increase its share capital as provided further in Proposal 2. In the event Proposal 1 is not adopted, Proposal 2 will not be adopted.

In addition, pursuant to the Purchase Agreements, beginning on the date of the Closing and ending on the first anniversary thereof (the “Option Period”), the Company granted to CGP an option to make an offer to acquire the remaining outstanding common stock of the Company at a purchase price per share equal to the greater of (a) $4.50 or (b) 110% of the last closing stock price for the common stock on the date prior to CGP delivering written notice to the Company of its intent to exercise such option along with a proposal on all other material terms. The Purchase Agreements contain customary representations and warranties as well as certain operating covenants applicable to the Company until the Closing. Additionally, the shares are subject to a lock-up provision restricting the sale or disposition of the shares for a period of six-months following the Closing and a standstill provision prohibiting certain actions by CGP and Sirtex during the Option Period. In addition, upon the Closing, the Stockholders Agreements (as defined below) and Registration Rights Agreements (as defined below) between the Company and each of CGP and Sirtex will become effective (all described further below).

The Purchase Agreements include customary covenants that obligate the Company to use commercially reasonable efforts to cause the purchased shares to be approved for listing on Nasdaq, and a contractual anti-dilution mechanism that accounts for the Company’s outstanding options and warrants, as well as other customary covenants. The Purchase Agreements also provide for expense reimbursement and a termination fee equal to approximately four percent of the transaction value to be payable under certain circumstances.

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License Agreement and Services Agreement

Concurrently with the execution and delivery of the Purchase Agreements, the Company and CGP entered into a License Agreement (the “License Agreement”), which will become effective upon the earlier of (a) the Closing and (b) the termination of the applicable Purchase Agreement by the Company (other than due to CGP’s material breach). Pursuant to the License Agreement, the Company, among other things, granted CGP and its affiliates an exclusive, sublicensable, royalty-bearing license to develop, manufacture, commercialize, or otherwise exploit the Company’s current and future products, including TAVO™ and the Company’s new Visceral Lesion Applicator (“VLA”), in the following territories: China Mainland, Hong Kong, Macau, Taiwan, Armenia, Azerbaijan, Bahrain, Bangladesh, Bhutan, Brunei, Burma, Cambodia, East Timor, Georgia, India, Indonesia, Jordan, Kazakhstan, Kuwait, Kyrgyzstan, Laos, Malaysia, Mongolia, Nepal, Oman, Pakistan, Papua New Guinea, Philippines, Qatar, Saudi Arabia, Singapore, South Korea, Sri Lanka, Tajikistan, Thailand, Turkmenistan, United Arab Emirates, Uzbekistan and Vietnam (the “Territory”). Under the terms of the License Agreement, CGP will pay the Company up to 20% royalties on the net sales (as defined in the License Agreement) of such products in the Territory during the applicable Royalty Term (as defined in the License Agreement).

In addition, the Company and Sirtex entered into a Services Agreement (the “Services Agreement”) which will become effective upon the earlier of (a) the Closing and (b) the termination of the applicable Purchase Agreement by the Company (other than due to Sirtex’s material breach). Pursuant to the Services Agreement, the Company agreed, among other things, to pay Sirtex low single-digit royalties on the Net Sales (as defined in the Services Agreement) of all Products (defined as TAVO™ and VLA products and their accompanying generators, and any products (including, for clarity, combination products) incorporating or including such products and their accompanying generators), in all countries other than those in the Territory. In exchange for the low single digit royalty fee, Sirtex will provide the Company with certain services for these products, including key opinion leader management and engagement services, voice of customer (VOC) services, development of a go to market strategy, and pricing, reimbursement and market access services.

Stockholder Agreements

In addition, concurrently with the execution and delivery of the Purchase Agreements, the Company has entered into Stockholder Agreements (the “Stockholder Agreements”) with each of CGP and Sirtex, which will take effect upon Closing. Pursuant to the Stockholder Agreements, among other things, CGP and Sirtex have the option to nominate a combined total of three (3) members to the Board of Directors, initially at the Closing, and thereafter at every annual meeting of the stockholders of the Company in which directors are generally elected, including at every adjournment or postponement thereof. CGP will also have the option to nominate two (2) independent directors to the Company’s Board of Directors if any independent director currently serving on the Board of Directors ceases to serve as a director of the Company for any reason, provided that the independent director nominee shall be satisfactory to a majority of the independent directors of the Company. If either CGP or Sirtex beneficially owns less than 40% of the shares acquired pursuant to the Purchase Agreements, either (as applicable) shall have the right to nominate members to the Board of Directors in proportion with their ownership of the issued and outstanding common stock. Pursuant to the Stockholder Agreements, the Company shall cause the chair of the Board of Directors to be an independent director.

In addition, CGP and Sirtex have certain rights of participation in future financings as well as a right of first refusal related to future potential transactions and issuances of new Company securities. The Stockholders Agreements implement a 70% supermajority approval by the Board of Directors for certain actions, as well as stockholder consent rights for CGP, all of which are conditioned upon CGP and Sirtex maintaining certain ownership thresholds. The Stockholders Agreements include a corporate opportunity waiver, as well as access rights to the Companies books and records.

17

Registration Rights Agreements

Concurrently with the execution and delivery of the Purchase Agreements, the Company, CGP, and Sirtex agreed to enter, upon closing, Registration Rights Agreements (the “Registration Rights Agreements”), pursuant to which, among other things, CGP and Sirtex will each have the right to deliver to the Company a written notice requiring the Company to prepare and file with the SEC, a registration statement with respect to resales of shares of some or all the common stock of the Company held by CGP and Sirtex.

Bylaws Amendment

Upon the Closing, the Company will amend its bylaws to reflect the rights, as described above, granted to CGP and Sirtex under the Purchase Agreements and the Stockholders Agreements.

Why We Need Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the Nasdaq Marketplace Rules, including Nasdaq Listing Rule 5635. As discussed in more detail below, we are required under Nasdaq Listing Rule 5635(b) to seek stockholder approval prior to the issuance of shares contemplated under the Purchase Agreements pursuant to such rule.

Nasdaq Listing Rule 5635(b) requires stockholder approval for issuances of securities that will result in a “change of control” of the issuer. Nasdaq does not specifically define when a change in control of an issuer may be deemed to occur; however, Nasdaq has provided in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. If the Closing occurs, CGP and Sirtex will beneficially own a combined percentage of approximately 53% of the common stock outstanding of the Company. We are seeking stockholder approval of the Strategic Partner Stock Issuance Proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635(b).

In addition, under Nevada law, any person or entity acquiring a majority or more of all the corporation’s voting power in the election of directors has a controlling interest. If the Closing is consummated, CGP and Sirtex will acquire a majority of OncoSec’s voting power. In order to comply with Section 78.3791 of the Nevada Revised Statutes, we are also seeking stockholder approval prior to the issuance of the shares contemplated under the Purchase Agreements.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain the Company Stockholder Approval (as defined above) at the Special Meeting, the Purchase Agreements and transactions contemplated thereby, including the Closing (as defined above) and the authorization of additional shares of our common stock, will not occur; provided that the License Agreement and the Services Agreement would still become effective upon the termination of the Purchase Agreements, as described further above. The Company will not be entitled to receive gross proceeds of approximately $30,000,000, and CGP and Sirtex will not acquire 53% of the outstanding common stock of the Company. Additionally, we will be unable to amend our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock.

Potential Adverse Effects  —  Dilution and Impact on Existing Stockholders

The issuance of shares of our common stock pursuant to the Strategic Partner Stock Issuance Proposal would have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the common stock. This means also that our current stockholders other than CGP and Sirtex will own a smaller interest in us as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of our common stock pursuant to the Strategic Partner Stock Issuance Proposal could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

18

As a result of such potential issuance, CGP and Sirtex would beneficially own a combined percentage of approximately 53% of our outstanding common stock. As a result, CGP and Sirtex would be able to significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets, and may not act in the best interests of our other stockholders.

Use of Proceeds

We intend to use the net proceeds we receive at the Closing for: (i) clinical, regulatory, manufacturing and, if and when approved, potential commercial activities of our product candidates; (ii) clinical development of our product candidates; (iii) research and development activities; (iv) potential acquisitions and in-licensing; and (v) other general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including data results, progression of our clinical development programs as well as our joint collaborators. As of the date of this Proxy Statement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the Closing. Accordingly, our management will have broad discretion in the application of proceeds.

Vote Required

In order to approve this Proposal 1, the Nasdaq Listing Rules require a minimum vote of the majority of the total votes cast at the Special Meeting, and Section 78.390 of the Nevada Revised Statutes requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy on the matter. Therefore, we are required to obtain the affirmative vote of the majority of votes cast in order to approve this Proposal 1. In calculating the voting results, abstentions and broker non-votes will not count as votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

Your vote will be especially important at this Special Meeting. As you may have heard, Alpha Holdings, Inc. (“Alpha”), one of our stockholders, has publicly stated in a Schedule 13D/A filed on October 15, 2019 its intention to vote against the Strategic Partner Stock Issuance Proposal and any related proposals that may come before the Special Meeting.

The Board of Directors believes that the partnership proposed under the Strategic Partner Stock Issuance Proposal is in the best interests of our stockholders. Upon approval of the Strategic Partner Stock Issuance Proposal, the consummation of the transactions contemplated by the Purchase Agreements will provide a $30 million cash infusion at a premium to our recent price per share and will significantly aid the Company in completing both of our ongoing clinical trials of TAVO. We strongly urge you (1) to read this Proxy Statement carefully and vote FOR the Strategic Partner Stock Issuance Proposal and FOR the Amendment Proposal, in each case by using the enclosed WHITE proxy card and (2) not to return any proxy card sent to you by Alpha. If you vote using a proxy card sent to you by Alpha, you can subsequently revoke it by using the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your latest-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Special Meeting as described in the accompanying proxy statement.

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PROPOSAL 2: APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
To 30,000,000 SHARES OF COMMON STOCK

General

Our Articles of Incorporation currently authorize us to issue 26,000,000 shares of common stock, par value $0.0001 per share. Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Articles of Incorporation (the “Amendment”) to, among other things, increase the number of shares of common stock authorized for issuance to 30,000,000 shares.

If the Amendment is approved by our stockholders, in addition to the Strategic Partner Stock Issuance Proposal also being approved, we intend to file the Amendment, substantially in the form of Annex B hereto, with the Secretary of State of Nevada as soon as practicable following stockholder approval.

The Amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the Amendment would have rights identical to the currently outstanding common stock of the Company. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

The Board of Directors has determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amendment.

Reasons for Increase

The increase in the authorized number of shares of common stock is necessary in order for the Company to have a sufficient number of shares to issue to CGP and Sirtex in connection with the transactions contemplated by the Purchase Agreements, including the License Agreement which is described further on page 17 of this Proxy Statement. The Company anticipates issuing a combined 12,000,000 shares of the Company’s common stock to CGP and Sirtex at the time of the Closing if Proposal 1 is also adopted.

The Board of Directors recommends that you vote “FOR” approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of our common stock of (i) each person who, to our knowledge, owns more than 5% of our common stock as of October    , 2019, (ii) each of our directors and named executive officers, and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table below, the address of each person named in the table is: c/o OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534.

Beneficial ownership is determined and calculated in accordance with applicable SEC rules, and generally includes sole or shared voting and/or investment power with respect to securities. These rules provide that shares of our common stock subject to options, warrants, restricted stock units or other rights that are currently exercisable or exercisable or subject to vesting within 60 days after October    , 2019 are deemed to be beneficially owned and outstanding for purposes of computing the share and percentage ownership of the person holding such options, warrants, restricted stock units or other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (No. of Shares)	Percentage Beneficially Owned (%)(1)
Directors and Named Executive Officers
Daniel J. O’Connor (2)	[ ]	[ ]
Sara M. Bonstein (3)	[ ]	[ ]
Margaret Dalesandro, PhD (4)	[ ]	[ ]
Dr. James DeMesa (5)	[ ]	[ ]
Dr. Avtar Dhillon (6)	[ ]	[ ]
Punit S. Dhillon (7)	[ ]	[ ]
Joon Kim (8)	[ ]	[ ]
Robert Ward (8)	[ ]	[ ]
All directors, nominees and current executive officers as a group (8 persons)	[ ]	[ ]
5% Stockholders
Alpha Holdings, Inc. (9)	[ ]	[ ]
Altium Capital Management, LP (10)	[ ]	[ ]

* Less than 1%.

(1)	Based on [ ] shares of our common stock issued and outstanding as of October , 2019. Except as otherwise indicated, we believe the beneficial owners of our common stock listed in this table, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Includes [ ] RSUs to be vested and [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(3)	Includes [ ] RSUs to be vested and [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(4)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(5)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(6)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(7)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(8)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(9)	Based solely upon a Schedule 13D/A filed on October 15, 2019 by Alpha Holdings, Inc. (“Alpha”) which includes 368,250 shares of common stock issuable upon exercise of warrants. Alpha beneficially owns 1,611,000 Shares of our common stock and has sole dispositive power as to 1,611,000 Shares of our common stock. The address of Alpha is Smilegate Tower, 8th Floor, Pangyo-ro 344, Bundang-gu, Seongnam-si, Gyeonggi-do, South Korea.

(10)	Based solely upon a Schedule 13G filed on May 30, 2019 by Altium Capital Management LP (“Altium”) which includes 714,000 shares of common stock issuable upon exercise of warrants. Altium beneficially owns 952,000 shares of our common stock and has sole dispositive power as to 952,000 shares of our common stock. The address of Altium is 551 5th Avenue, 19th Floor, New York, NY 10176, USA.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, Proxy Statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at https://oncosec.com/. Our stock is quoted on the Nasdaq Capital Market under the symbol “ONCS”.

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. This Proxy Statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the annexes to this Proxy Statement. These documents contain important information about the Company and its financial condition.

The following documents listed below that the Company has previously filed with the SEC are incorporated by reference into this Proxy Statement:

●	Annual Report on Form 10-K for the Fiscal Year ended July 31, 2018, filed with the SEC on October 19, 2018;

●	Quarterly Report on Form 10-Q for the Quarterly Period ended October 31, 2018, filed with the SEC on December 14, 2018;

●	Quarterly Report on Form 10-Q for the Quarterly Period ended January 31, 2019, filed with the SEC on March 8, 2019;

●	Quarterly Report on Form 10-Q for the Quarterly Period ended April 30, 2019, filed with the SEC on June 14, 2019;

●	Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on July 16, 2018, September 4, 2018, October 9, 2018, November 6, 2018, November 8, 2018, December 11, 2018, December 21, 2018, February 1, 2019, March 29, 2019, April 25, 2019, May 20, 2019, May 23, 2019, May 28, 2019, June 6, 2019, June 10, 2019, July 15, 2019, September 6, 2019, and October 11, 2019;

●	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 8, 2018 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2018; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 27, 2015, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.

Documents incorporated by reference in this Proxy Statement are available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this Proxy Statement upon written request to the Company’s legal counsel at Alston & Bird LLP, Attention: Sara M. Bonstein, 24 N. Main Street Pennington, NJ 08534. If you would like to request documents, please do so no later than five business days prior to the date of the Special Meeting, or no later than November 14, 2019 to receive them before the Special Meeting. If you request any incorporated documents, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this Proxy Statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares at the Special Meeting of Company stockholders. The Company has not authorized anyone to provide you with information that differs from that contained in this Proxy Statement. This Proxy Statement is dated October    , 2019. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

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Annex A

Insert Opinion from Torreya Partners LLC

Annex B

FORM OF

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

ONCOSEC MEDICAL INCORPORATED

(Pursuant to NRS 78.390)

Appendix A

TORREYA

555 Madison Avenue, Suite 1201
New York, NY 10022
(212) 257-5801

CONFIDENTIAL

October 7, 2019

Dear Members of the Board:

We understand that OncoSec Medical Incorporated, a Nevada corporation ("Company"), Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited ("CGP") and Sirtex Medical US Holdings, Inc., a Delaware corporation ("Sirtex") (referred herein together as "Purchaser"), propose to enter into Stock Purchase Agreements, dated as of October 4, 2019 ("Agreements"), pursuant to which Purchaser will purchase 12,000,000 shares of common stock, par value of $0.0001 per share ("Company Common Stock"), of the Company (the "Transaction"), at a price of $2.50 per share in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreements.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the Company of the Consideration to be paid to the Company in the Transaction.

In connection with this opinion, we have:

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. With respect to the financial

1

forecasts utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Company, in all respects material to our analyses, that the final form of the Agreements will be substantially similar to the last draft reviewed by us. We have also assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction.

Torreya Partners LLC ("we" or "Torreya") is acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. The issuance of this opinion was approved by the Opinion Committee of Torreya.

Our engagement and opinion expressed herein are for the benefit and use of the Board of Directors of the Company and our opinion is rendered to the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to whether such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the Company pursuant to the Agreements is fair, from a financial point of view, to the Company.

Very truly yours,

Torreya Partners LLC

Tim C. Opler, Ph.D.
Partner

2

Appendix B

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

OncoSec Medical Incorporated

Entity or Nevada Business Identification Number (NVID): NV20081021448

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

______

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ____ Time: ____
(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

See attached page.

(attach additional page(s) if necessary)

6. Signature: (Required)

X ______________________ Chief Executive Officer
Signature of Officer or Authorized Signer — Title

X ______________________ ______
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

ATTACHMENT TO CERTIFICATE OF AMENDMENT FOR ONCOSEC MEDICAL INCORPORATED

Article 3. Authorized Shares.

Article 3 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows: “The number of shares the corporation is authorized to issue is 30,000,000 authorized shares of common stock, par value $0.0001 per share.”

Article 6. That the Articles of Incorporation of the Corporation be amended to add a new Article to read as follows: To the maximum extent permitted from time to time by applicable law, (i) the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“Buyer”), the Buyer Directors, any other Person or Persons who are, at the time, associated with or nominated by, or serving as Representatives of Buyer, or the respective Affiliates of the foregoing parties (including their officers or directors who are employees, officers, directors, managers, stockholders or members) (the “Covered Persons”), (ii) none of such Covered Persons shall have any obligation to refrain from (a) engaging in similar activities or lines of business as the Corporation or (if the Covered Person does so without any violation of the Confidentiality Agreement) developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation, (b) investing or owning any interest publicly or privately in, serving as a director or officer of or (if the Covered Person does so without any violation of the Confidentiality Agreement) developing a business relationship with, any Person engaged in similar activities or lines of business as, or otherwise in competition with, the Corporation, (c) doing business (if the Covered Person does so without any violation of the Confidentiality Agreement) with any client or customer of the Corporation or (d) employing or otherwise engaging a former officer or employee of the Corporation, and (iii) neither the Corporation nor any of its Subsidiaries shall have any right to be offered any opportunity to participate or invest in any venture engaged or to be engaged in by any Covered Person. Capitalized terms used in and not defined in this Article shall have the meanings ascribed to them in the Stockholders Agreement dated October 10, 2019 between the Corporation and Buyer, a copy of which is available for inspection at the Corporation’s principal office; to the extent that the meanings of certain of such capitalized terms ascribed therein are stated therein to be determined by the meanings ascribed to such capitalized terms in the Stock Purchase Agreement, such capitalized terms shall have the meanings ascribed to them in the Stock Purchase Agreement dated October 10, 2019 between the Corporation and Buyer a copy of which is available for inspection at the Corporation’s principal office.